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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Foundation Health Corporation on Form S-4 of our report dated April 27, 1994, on our audits of the consolidated financial statements of Thomas-Davis Medical Centers, P.C., as of December 31, 1993 and 1992 and the years then ended, which report is included in the Annual Report on Form 10-K of Foundation Health Corporation for the fiscal year ended June 30, 1995. We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of this Registration Statement.

                                          STEVENSON, JONES & HOLMAAS, P.C.

Tucson, Arizona
January 26, 1996